FIRST AMENDMENT TO IRU AGREEMENT


     This Amendment to IRU Agreement ("Amendment") is made and entered into as of the __ day of December, 1998, by and between Qwest Communications Corporation ("Qwest") and Business Telecom, Inc. ("BTI").


                                    RECITALS


A. Qwest and BTI previously entered into an IRU Agreement dated as of October 31, 1997 (the "Agreement").

B. Qwest and BTI wish to amend the Agreement to add additional Dark Fibers and make certain modifications to the Agreement.


                                   AGREEMENT


     In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Qwest and BTI agree as follows:

     1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Agreement.

     2. The parties agree to amend the route of Segment 44 from Lake City to Tampa as described in Section 1.02 in accordance with the map attached hereto as Exhibit A, and to include the spur from Bellview, Florida to Orlando, Florida as part of Segment 44. The Segment shall be subdivided in Subsegments as follows:
Segment 44A, Lake City to Bellview, Segment 44B, Bellview to Tampa, and Segment 44C, Bellview to Orlando. The total estimated route mileage for the new Segment 44, including the spur, remains estimated at 269 route miles. Further, in accordance with Section 1.01(a) and subject to the provisions of the Agreement, Qwest hereby grants BTI an IRU in an additional four (4) fibers in Segment 44C from Bellview to Orlando and an IRU eight (8) Dark Fibers in a new Segment 52 from Orlando, Florida to Titusville, Florida. Segment 52 contains an estimated 42 route miles and shall be included within the QWEST System for purposes of the
Agreement:

     3. BTI agrees to pay QWEST an IRU Fee of $20,000 per route mile for the eight (8) Dark Fibers in Segment 52. The parties agree that no additional consideration under Section 2.01 shall be payable by BTI for the additional four
(4) Dark Fibers in Segment 44C.
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     4.    The Estimated Delivery Date for Segment 52 from Orlando to Titusville is December 31, 1998.

     5. The parties agree to amend paragraph 7.02 of the Agreement to provide that space provided to BTI in the regeneration site at Talavara, Florida only shall be provided at 50% of the price set forth in paragraph 7.02.

     6. Except as modified in the Amendment, all other provisions of the Agreement shall be applicable to the Florida Reroute Fibers.

     Qwest and BTI have executed this Amendment effective as of the day first written above:

QWEST COMMUNICATIONS                       BTI TELECOM, INC.
CORPORATION


By  /s/  A.D. Wandry                      By  /s/  R.Michael Newkirk
   -------------------                        ----------------------
Name:  A.D. Wandry                        Name:  R. Michael Newkirk
Title:  SRVP                              Title:  Pres/Co.
Date:  4/19/99                            Date:  4/13/99